                                                                 Exhibit 10.1

                              THIRD AMENDMENT TO
                  OWENS-ILLINOIS, INC. EXECUTIVE SAVINGS PLAN


      Pursuant to authority reserved and duly delegated to the Compensation Committee (the "Committee") of the Board of Directors of Owens-Illinois, Inc. (the "Company") under the Owens-Illinois, Inc. Executive Savings Plan (as heretofore amended, the "Plan"), the Committee hereby amends the Plan as follows:

      1. Section 5.3 of the Plan is amended to read, in its entirety, as follows:

            5.3 The Company shall post a Matching Credit to the Matching Account of each Executive who has made a Deferral Election under Section 5.1 in an amount equal to 50 percent of the amount of such Deferral Election, up to a maximum annual Matching Credit equal to the excess of (a) four percent of the Executive's Current Compensation over (b) the amount of the annual "Compa-ny Matching Contribution" made on his behalf under (and as defined in) SPASP.

      2. Section 5.5 of the Plan is, in its entirety, revoked and deleted from the Plan.

      3. This Third Amendment shall be effective as of January 1, 1997. In all other respects the Plan shall remain in full force and effect.

      IN WITNESS WHEREOF, the Committee has caused this Third Amendment to be executed by a duly authorized officer of the Company as of the 18th day of March, 1997.


                                          OWENS-ILLINOIS, INC.


                                          By /s/ Thomas L. Young
                                             ----------------------------
                                                 Executive Vice President
Attest:


 /s/ James W. Baehren
 -----------------------
     Assistant Secretary